                                                                    EXHIBIT 10.2

THIS NOTE AND THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR IN ANY OTHER JURISDICTION. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

                         7% CONVERTIBLE PROMISSORY NOTE

Date: September 5, 2003                                               $_________

                  FOR VALUE RECEIVED, DAUGHERTY RESOURCES, INC., a corporation organized under the laws of British Columbia, Canada (the "BORROWER"), hereby promises to pay to the order of ____________________, a ____________________, or its registered assigns (individually, the "HOLDER," and, collectively with the holders of all other notes of same like and tenor, the "HOLDERS"), the sum of _______________________ ($_________) on September 5, 2008 (the "SCHEDULED
MATURITY DATE"), and to pay interest on the unpaid principal balance hereof at the rate of seven percent (7%) per annum (except as otherwise provided herein), all as provided in Article I below.

         The term "NOTE" and all references thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and including all PIK Notes (as defined below) issued in respect hereof. This Note is being issued by the Borrower along with similar convertible promissory notes designated as 7% Convertible Promissory Notes (the "OTHER NOTES" and, together with this Note, the "NOTES") pursuant to that certain Securities Purchase Agreement, dated as of the date hereof, between the Borrower and the signatories thereto (the "SECURITIES PURCHASE AGREEMENT"). The Notes, the Securities Purchase Agreement, the Warrants issued pursuant to the Securities Purchase Agreement (the "WARRANTS") and the Registration Rights Agreement, dated as of the date hereof, between the Borrower and the initial Holders of the Notes (the "REGISTRATION RIGHTS AGREEMENT") are collectively referred to herein as the "TRANSACTION DOCUMENTS." All capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Securities Purchase Agreement.

                                    ARTICLE I
                        PAYMENT OF PRINCIPAL AND INTEREST

         A. Payment of Interest. Interest shall accrue on the unpaid principal balance hereof from the Issuance Date until the same is paid, whether at maturity, or upon prepayment, repayment, conversion or otherwise. Interest shall be calculated based on a 365 day year and shall be payable quarterly in arrears on March 31, June 30, September 30, and December 31 of each year (each, an "INTEREST PAYMENT DATE"), commencing on September 30, 2003. Payment of each installment of interest due hereunder shall be made, at the Borrower's election but subject to the Payment Limitations (as defined in Paragraph E below), (i) in cash, (ii) by adding such interest to the principal amount of this Note (any interest payment made pursuant to this clause (ii) being referred to herein as "PIK INTEREST") (provided that, in the event the Borrower elects to pay any installment of interest due hereunder as PIK Interest, the Holder shall have the right to require that the Borrower issue to such Holder a new Note (each, a "PIK NOTE") in principal amount equal to the amount of such PIK Interest, and any PIK Notes so issued shall have the same terms as the Notes (including, without limitation, the Scheduled Maturity Date) and shall for all purposes be considered Notes under the Securities Purchase Agreement), or (iii) in any combination of cash and PIK Interest with an aggregate value equal to the interest then due. In the event that the Borrower is prohibited from paying any installment of interest due hereunder in PIK Interest as a result of the operation of the Payment Limitations, the Borrower shall be required to pay in cash any amounts due hereunder as to which it is so prohibited.

         B. Payment of Principal. The principal amount hereof, together with all accrued and unpaid interest thereon, shall be due and payable on the Scheduled Maturity Date. Payment of principal and accrued interest on the Scheduled Maturity Date shall be made, at the Borrower's election but subject to the Payment Limitations and the limitations set forth in Article VIII, (i) in cash, (ii) in such number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock determined by dividing the aggregate amount due on the Scheduled Maturity Date by the lesser of (a) the Closing Sales Price of the Common Stock on the Scheduled Maturity Date or (b) 90% of the average Closing Sales Price of the Common Stock over the 20 trading day period ending on the day immediately prior to the Scheduled Maturity Date, or (iii) in any combination of cash and shares of Common Stock with an aggregate value equal to the principal and interest then due. In the event that the Borrower is prohibited from issuing shares of Common Stock in connection with the payment pursuant to this Paragraph B as a result of the operation of the Payment Limitations or the limitations set forth in Article VIII, the Borrower shall be required to pay in cash any amounts due hereunder as to which it is so prohibited.

         C. Prepayment. Except as and to the extent otherwise provided herein, no amounts of principal or interest due hereunder may be prepaid by the Borrower without the prior written consent of the Holder.

         D. Manner of Payments. Subject to the Payment Limitations, in the event that the Borrower elects to pay any installment of interest due hereunder as PIK Interest or elects to repay this Note on the Scheduled Maturity Date in shares of Common Stock, the Borrower shall give written notice to the Holder at least five business days in advance of the applicable Interest Payment Date or Scheduled Maturity Date. All cash payments of principal and interest shall be made in, and all references herein to monetary denominations shall refer to, lawful money of the United States of America. All payments shall be made at such address as the Holder shall have given or shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note. If any cash payment to be made hereunder shall be due on a day other than a business day, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest in connection with such payment. If any payment due hereunder is not made when due, the Holder shall thereafter be entitled to interest on the unpaid amount at a per annum rate equal to the lower of eighteen percent (18%) and the highest interest rate permitted by applicable law until such amount is paid in full.

         E. Payment Limitations. Notwithstanding any other provision of this Article I, (i) with respect to each particular Interest Payment Date and on the Scheduled Maturity Date, the Borrower shall be required to make the same election as to payment method for this Note as it makes for all other Notes then outstanding; (ii) in no event shall the Borrower repay this Note on the Scheduled Maturity Date in shares of Common Stock to the extent that such number of shares of Common Stock, when added to the aggregate number of shares of Common Stock previously issued upon conversions of the Notes or previously issued or issuable upon exercise of the Warrants, would exceed an aggregate of 1,947,990 shares of Common Stock; (iii) in no event shall the Borrower pay any installment of interest due hereunder as PIK Interest to the extent that such PIK Interest for all Notes, when added to the aggregate principal amount of all Notes (including PIK Notes) previously issued (including Notes that have already been converted into Common Stock), would result in such Notes, together with all Warrants (including Warrants that have already been exercised for Common Stock), being convertible into and exercisable for more than an aggregate of 1,947,990 shares of Common Stock; (iv) subject to the foregoing clause (iii), with respect to each of the Interest Payment Dates through and including September 30, 2004, each installment of interest due hereunder shall be paid as PIK Interest; and
(v) in order to pay any installment of interest due hereunder in PIK Interest or to repay this Note on the Scheduled Maturity Date in shares of Common Stock, the shares of Common Stock into which such PIK Interest is convertible hereunder or the shares of Common Stock to be issued on the Scheduled Maturity Date, as applicable, must be registered under the Securities Act for resale by the holders and listed or traded on any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or the Nasdaq SmallCap Market (or the successor to any of them) (the limitations set forth in clauses (i), (ii),
(iii), (iv) and (v) being referred to herein as the "PAYMENT LIMITATIONS").

                                   ARTICLE II
                                   CONVERSION

         A. Conversion at the Option of the Holder. Subject to the limitations on conversions contained in Article VIII, the Holder may, at any time and from time to time, convert (an "OPTIONAL CONVERSION") all or any portion of the unpaid principal amount hereof and any accrued interest thereon into a number of fully paid and non-assessable shares of Common Stock as is equal to the quotient obtained by dividing (x) the amount of principal and interest being so converted by (y) the Conversion Price then in effect.

         B. Mechanics of Conversion. In order to effect an Optional Conversion, the Holder shall: (x) fax (or otherwise deliver) a copy of the fully executed Notice of Conversion to the Borrower (Attention: Secretary) and (y) surrender or cause to be surrendered this Note, duly endorsed, along with a copy of the Notice of Conversion as soon as practicable thereafter to the Borrower. Upon receipt by the Borrower of a facsimile copy of a Notice of Conversion from the Holder, the Borrower shall promptly send, via facsimile, a confirmation to the Holder stating that the Notice of Conversion has been received, the date upon which the Borrower expects to deliver the Common Stock issuable upon such conversion and the name and telephone number of a contact person at the Borrower regarding the conversion. The Borrower shall not be obligated to issue shares of Common Stock upon a conversion unless this Note is delivered to the Borrower as provided above, or the Holder notifies the Borrower that this Note has been lost, stolen or destroyed and delivers the documentation to the Borrower required by Article X.B hereof.

                  (i) Delivery of Common Stock Upon Conversion. Upon the surrender of this Note accompanied by a Notice of Conversion, the Borrower (itself, or through its transfer agent) shall, no later than the later of (a) the second business day following the Conversion Date and (b) the business day following the date of such surrender (or, in the case of lost, stolen or destroyed certificates, after provision of indemnity pursuant to Article X.B) (the "DELIVERY PERIOD"), issue and deliver (i.e., deposit with a nationally recognized overnight courier service postage prepaid) to the Holder or its nominee (x) that number of shares of Common Stock issuable upon conversion of that portion of this Note being converted and (y) a new Note representing the principal balance of this Note not being converted, if any. Notwithstanding the foregoing, if the Borrower's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, and so long as the certificates therefor do not bear a legend (pursuant to the terms of the Securities Purchase Agreement) and the holder thereof is not then required to return such certificate for the placement of a legend thereon (pursuant to the terms of the Securities Purchase Agreement), the Borrower shall cause its transfer agent to promptly electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of the Holder or its nominee with DTC through its Deposit Withdrawal Agent Commission system ("DTC TRANSFER"). If the aforementioned conditions to a DTC Transfer are not satisfied, the Borrower shall deliver as provided above to the Holder physical certificates representing the Common Stock issuable upon conversion. Further, the Holder may instruct the Borrower to deliver to the Holder physical certificates representing the Common Stock issuable upon conversion in lieu of delivering such shares by way of DTC Transfer.

                  (ii) Taxes. The Borrower shall pay any and all taxes that may be imposed upon it with respect to the issuance and delivery of the shares of Common Stock upon the conversion of this Note.

                  (iii) No Fractional Shares. If any conversion of this Note would result in the issuance of a fractional share of Common Stock (aggregating the entire amount of principal and interest being converted pursuant to a given Notice of Conversion), such fractional share shall be payable in cash based upon the Closing Sales Price of the Common Stock at such time, and the number of shares of Common Stock issuable upon conversion of this Note shall be the next lower whole number of shares. If the Borrower elects not to, or is unable to, make such a cash payment, the holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

                  (iv) Conversion Disputes. In the case of any dispute with respect to a conversion, the Borrower shall promptly issue such number of shares of Common Stock as are not disputed in accordance with subparagraph (i) above. If such dispute involves the calculation of the Conversion Price, and such dispute is not promptly resolved by discussion between the Holders and the Borrower, the Borrower shall submit the disputed calculations to an independent outside accountant (which accountant shall be subject to the reasonable approval of the Majority Holders) via facsimile within three business days of receipt of the Notice of Conversion. The accountant shall promptly audit the calculations and notify the Borrower and the Holders of the results no later than three business days from the date it receives the disputed calculations. The accountant's calculation shall be deemed conclusive, absent manifest error, and the party whose proposed calculation is further from the calculation determined by the accountant shall bear all of the accountant's expenses (which, if the disputing Holders are the non-prevailing party, shall be allocated pro rata among such disputing Holders). The Borrower shall then issue the appropriate number of shares of Common Stock in accordance with subparagraph (i) above.

                  (v) Payment of Accrued Amounts. Upon conversion of any unpaid principal amount of this Note, all accrued interest on such amount through and including the Conversion Date shall be paid on the Conversion Date in accordance with one of the permitted payment methods set forth in Article I.A above.

         C. Mandatory Conversion into Common Stock. Subject to the limitations on conversion contained in Article VIII, if at any time following the second anniversary of the Issuance Date all of the Required Conditions are satisfied, then, at the option of the Borrower exercisable by the delivery of written notice to the Holders, delivered no more than ten days and no less than three days prior to the Conversion Date stated in such notice, convert all, but not less than all, of the Notes into a number of fully paid and non-assessable shares of Common Stock determined in accordance with the formula set forth in Paragraph A of this Article II (a "MANDATORY CONVERSION"). Thereafter, the Borrower and the Holder shall follow the applicable conversion procedures set forth in Article II.B (including the requirement that the Holder deliver the Notes being converted to the Borrower); provided, however, the Holder shall not be required to deliver a Notice of Conversion to the Borrower in order for the Borrower to effect a Mandatory Conversion. In the event that the Borrower is prohibited from issuing shares of Common Stock upon a Mandatory Conversion pursuant to this Article II.C as a result of the operation of the limitations set forth in Article VIII, the Borrower shall pay to each Holder an amount of cash equal to the Closing Sales Price of the Common Stock on the Conversion Date multiplied by the number of shares of Common Stock that the Borrower is prohibited from issuing to such Holder as a result of the operation of the limitations set forth in Article VIII.

                                   ARTICLE III
                      RESERVATION OF SHARES OF COMMON STOCK

         A. Reserved Amount. On or prior to the Issuance Date, the Borrower shall reserve 1,500,000 shares of its authorized but unissued shares of Common Stock for issuance upon conversion of the Notes pursuant to Article II, and, thereafter, the number of authorized but unissued shares of Common Stock so reserved (the "RESERVED AMOUNT") shall at all times be sufficient to provide for the full conversion of all of the Notes outstanding at the then current Conversion Price thereof (without giving effect to the limitations contained in Article VIII). The Reserved Amount shall be allocated among the Holders as provided in Article X.C.

         B. Increases to Reserved Amount. If the Reserved Amount for any three consecutive trading days (the last of such three trading days being the "AUTHORIZATION TRIGGER DATE") shall be less than one hundred percent (100%) of the number of shares of Common Stock issuable upon full conversion of all then outstanding Notes (without giving effect to the limitations contained in Article VIII), the Borrower shall immediately notify the Holders of such occurrence and shall take immediate action (including, if necessary, seeking stockholder approval to authorize the issuance of additional shares of Common Stock) to increase the Reserved Amount to one hundred percent (100%) of the number of shares of Common Stock then issuable upon full conversion of all then outstanding Notes at the then current Conversion Price (without giving effect to the limitations contained in Article VIII). In the event the Borrower fails to so increase the Reserved Amount within 90 days after an Authorization Trigger Date, the Holder shall thereafter have the option, exercisable in whole or in part at any time and from time to time, by delivery of a Default Notice to the Borrower, to require the Borrower to prepay in cash, for an amount equal to the Default Amount (as defined in Article V.B), that portion of the unpaid principal amount hereof and accrued interest thereon such that, after giving effect to such prepayment, the then unissued portion of the Holder's Reserved Amount is at least equal to one hundred percent (100%) of the total number of shares of Common Stock issuable upon conversion of this Note by the Holder. If the Borrower fails to prepay any portion of this Note as required hereby within five business days after its receipt of such Default Notice, then the Holder shall be entitled to the remedies provided in Article V.C.

                                   ARTICLE IV
                         FAILURE TO SATISFY CONVERSIONS

         A. Conversion Defaults. If, at any time, (i) the Holder submits a Notice of Conversion and the Borrower fails for any reason (other than because such issuance would exceed the Holder's allocated portion of the Reserved Amount, for which failures the holders shall have the remedies set forth in
Article III) to deliver, on or prior to the fifth business day following the expiration of the Delivery Period for such conversion, such number of freely tradable shares of Common Stock to which the Holder is entitled upon such conversion, or (ii) the Borrower provides written notice to the Holders (or makes a public announcement via press release) at any time of its intention not to issue freely tradable shares of Common Stock upon exercise by the Holders of their conversion rights in accordance with the terms of the Notes (other than because such issuance would exceed a Holder's allocated portion of the Reserved Amount) (each of (i) and (ii) being a "CONVERSION DEFAULT"), then the Holder may elect, at any time and from time to time prior to the Default Cure Date for such Conversion Default, by delivery of a Default Notice to the Borrower, to have all or any portion of the unpaid principal amount hereof and accrued interest thereto prepaid by the Borrower in cash, for an amount per share equal to the Default Amount (as defined in Article V.B). If the Borrower fails to prepay any portion of this Note as required hereby within five business days after its receipt of such Default Notice, then the Holder shall be entitled to the remedies provided in Article V.C.

         B. Buy-In Cure. Unless the Borrower has notified the Holder in writing prior to the delivery by the Holder of a Notice of Conversion that the Borrower is unable to honor conversions, if (i) (a) the Borrower fails to promptly deliver during the Delivery Period shares of Common Stock to the Holder upon a conversion of all or any portion of this Note or (b) there shall occur a Legend Removal Failure (as defined in Article V.A(iv) below) and (ii) thereafter, the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to make delivery in satisfaction of a sale by the Holder of the unlegended shares of Common Stock (the "SOLD SHARES") which the Holder anticipated receiving upon such conversion (a "BUY-IN"), the Borrower shall pay the Holder, in addition to any other remedies available to the Holder, the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the unlegended shares of Common Stock so purchased exceeds (y) the net proceeds received by the Holder from the sale of the Sold Shares. For example, if the Holder purchases unlegended shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to shares of Common Stock it sold for $10,000, the Borrower will be required to pay the Holder $1,000. The Holder shall provide the Borrower written notification and supporting documentation indicating any amounts payable to the Holder pursuant to this Article IV.B.

                                    ARTICLE V
                                EVENTS OF DEFAULT

         A. Events of Default. In the event (each of the events described in clauses (i)-(ix) below after expiration of the applicable cure period (if any) being an "EVENT OF DEFAULT"):

                  (i) the Borrower fails to pay in full an interest payment within ten days after a scheduled Interest Payment Date, or fails to pay in full the principal hereof, and/or the accrued and unpaid interest thereon, when due, whether at maturity, upon acceleration or otherwise;

                  (ii) the Common Stock (including any of the shares of Common Stock issuable upon conversion of this Note) is suspended from trading on any of, or is not listed (and authorized) for trading on at least one of, the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or the Nasdaq SmallCap Market for an aggregate of ten or more trading days in any twelve month period;

                  (iii) the registration statement required to be filed by the Borrower pursuant to Section 2(a) of the Registration Rights Agreement has not been declared effective by the two hundred seventieth (270th) day following the Issuance Date or such registration statement, after being declared effective, cannot be utilized by the Holders for the resale of all of their Registrable Securities (as defined in the Registration Rights Agreement) for an aggregate of more than 60 days;

                  (iv) the Borrower fails to remove any restrictive legend on any certificate or any shares of Common Stock issued to the Holder upon conversion of this Note as and when required by the terms hereof and of the Securities Purchase Agreement or the Registration Rights Agreement (a "LEGEND REMOVAL FAILURE"), and any such failure continues uncured for ten business days after the Borrower has been notified thereof in writing by the Holder;

                  (v) the Borrower provides written notice (or otherwise indicates) to the Holder, or states by way of public announcement distributed via a press release, at any time, of its intention not to issue, or otherwise refuses to issue, shares of Common Stock to the Holder upon conversion in accordance with the terms of this Note (other than because such issuance would exceed the Holder's allocated portion of the Reserved Amount, for which failures the Holder shall have the remedies set forth in Article III);

                  (vi) the Borrower or any subsidiary of the Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed;

                  (vii) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Borrower or any subsidiary of the Borrower and if instituted against the Borrower or any subsidiary of the Borrower by a third party, shall not be dismissed within 60 days of their initiation;

                  (viii)   the Borrower shall:

                           (a)      sell, convey or dispose of all or
substantially all of its assets (the presentation of any such transaction for stockholder approval being conclusive evidence that such transaction involves the sale of all or substantially all of the assets of the Borrower), unless the Holder has approved such transaction pursuant to Article VII.B below;

                           (b)      merge or consolidate with or into any person
or entity, which results in either (i) the holders of the voting securities of the Borrower immediately prior to such transaction holding or having the right to direct the voting of fifty percent (50%) or less of the total outstanding voting securities of the Borrower or such other surviving or acquiring person or entity immediately following such transaction or (ii) the members of the board of directors or other governing body of the Borrower comprising fifty percent (50%) or less of the members of the board of directors or other governing body of the Borrower or such other surviving or acquiring person or entity immediately following such transaction, unless the Holder has approved such transaction pursuant to Article VII.B below;

                           (c)      either (i) fail to pay, when due, or within
any applicable grace period, any payment with respect to any indebtedness of the Borrower in excess of $250,000 due to any third party, other than payments contested by the Borrower in good faith, or otherwise be in breach or violation of any agreement for monies owed or owing in an amount in excess of $250,000 which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder, or (ii) suffer to exist any other default or event of default under any agreement binding the Borrower which default or event of default would or is likely to have a material adverse effect on the business, operations, properties, prospects or financial condition of the Borrower;

                           (d)      have thirty-five percent (35%) or more of
the voting power of its capital stock owned beneficially by one person, entity or "group" (as such term is used under Section 13(d) of the Securities Exchange Act of 1934, as amended); or

                  (ix) except with respect to matters covered by subparagraph (i) - (viii) above, as to which such applicable subparagraphs shall apply, the Borrower otherwise shall breach any material term hereunder or under the other Transaction Documents, including, without limitation, the representations and warranties contained therein (i.e., in the event of a material breach as of the date such representation and warranty was made) and if such breach is curable, shall fail to cure such breach within ten business days after the Borrower has been notified thereof in writing by the Holder;

then, upon the occurrence of any such Event of Default, at the option of the Holder, exercisable in whole or in part at any time and from time to time by delivery of a written notice to such effect (a "DEFAULT NOTICE") to the Borrower while such Event of Default continues, the Borrower shall prepay, in satisfaction of its obligation to pay the outstanding principal amount of this Note and accrued and unpaid interest thereon, an amount equal to the Default Amount (as defined in Section V.B below); provided, however, that (a) in the case of an Event of Default described in clauses (vi) and (vii) of this Article V.A, the Borrower's prepayment obligation hereunder shall be automatic and shall not require the delivery of a Default Notice by the Holder, and (b) in the case of an Event of Default resulting from a Legend Removal Failure, the Borrower's prepayment obligation hereunder shall only apply to that portion of the Note affected by such Legend Removal Failure. Such Default Amount, together with all other ancillary amounts payable hereunder, shall immediately become due and payable, all without demand, presentment or notice, all of which are hereby expressly waived, together with all costs, including, without limitation, legal fees and expenses of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity. For the avoidance of doubt, the occurrence of any event described in clauses (i), (ii), (iii),
(vi), (vii) and (viii) above shall immediately constitute an Event of Default and there shall be no cure period. Upon the Borrower's receipt of any Default Notice hereunder, the Borrower shall immediately (and in any event within one business day following such receipt) deliver a written notice (a "DEFAULT ANNOUNCEMENT") to all Holders of the Notes stating the date upon which the Borrower received such Default Notice and the amount of the Notes covered thereby. Following the delivery of a Default Announcement hereunder, at any time and from time to time, the Holder may request (either orally or in writing) information from the Borrower with respect to the instant default (including, but not limited to, the aggregate principal amount outstanding of Notes covered by Default Notices received by the Borrower) and the Borrower shall furnish (either orally or in writing) as soon as practicable such requested information to the Holder.

         B. Definition of Default Amount. The "DEFAULT AMOUNT" with respect to this Note means an amount equal to the greater of:

                  (i)              V
                           -----------------        x        m
                                  C P

         and      (ii)     V   x   R

                  where:

                  "V" means the aggregate principal amount outstanding of the Notes required to be prepaid plus all accrued and unpaid interest thereon through the date of payment of the Default Amount hereunder;

                  "CP" means the Conversion Price in effect on the date on which the Borrower receives the Default Notice;

                  "M" means (i) with respect to all Events of Default other than Events of Default described in subparagraph (a) or (b) of Article V.A(viii) hereof, the highest Closing Sales Price of the Borrower's Common Stock during the period beginning on the date on which the Borrower receives the Default Notice and ending on the date immediately preceding the date of payment of the Default Amount hereunder, and (ii) with respect to an Event of Default described in subparagraph (a) or (b) of Article V.A(viii) hereof, the greater of (a) the amount determined pursuant to clause
(i) of this definition or (b) the fair market value, as of the date on which the Borrower receives the Default Notice, of the consideration payable to the holder of a share of Common Stock pursuant to the transaction which triggers the Event of Default. For purposes of this definition, "fair market value" shall be determined by the mutual agreement of the Borrower and the Majority Holders, or if such agreement cannot be reached within five business days prior to the date of the Event of Default, by an investment banking firm selected by the Borrower and reasonably acceptable to the Majority Holders, with the costs of such appraisal to be borne by the Borrower; and

                  "R" means 115%.

         C. Failure to Pay Default Amounts. If the Borrower fails to pay the Holder the Default Amount with respect to any Note within five business days after its receipt of a Default Notice (the "PREPAYMENT DATE"), then the Holder shall be entitled to interest on the Default Amount at a per annum rate equal to the lower of twenty percent (20%) and the highest interest rate permitted by applicable law from the date on which the Borrower receives the Default Notice until the date of payment of the Default Amount hereunder. In the event the Borrower is not able to prepay all of the outstanding Notes required to be prepaid on the Prepayment Date (including for such purpose all Notes subject to Default Notices delivered prior to the Prepayment Date), the Borrower shall prepay the outstanding Notes from each Holder pro rata, based on the total amounts due on the Notes at the time of prepayment and required to be prepaid on the Prepayment Date relative to the total amounts due under the Notes on the Prepayment Date.

                                   ARTICLE VI
                       ADJUSTMENTS TO THE CONVERSION PRICE

         The Conversion Price shall be subject to adjustment from time to time as follows:

         A. Stock Splits, Stock Dividends, Etc. If, at any time on or after the Issuance Date, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, combination, reclassification or other similar event, the Conversion Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination, reclassification or other similar event, the Conversion Price shall be proportionately increased. In such event, the Borrower shall notify the Borrower's transfer agent of such change on or before the effective date thereof.

         B. Merger, Consolidation, Etc. If, at any time after the Issuance Date, there shall be (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger of the Borrower with any other entity (other than a merger in which the Borrower is the surviving or continuing entity and its capital stock is unchanged), (iii) any sale or transfer of all or substantially all of the assets of the Borrower or (iv) any share exchange or other transaction pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property (each of (i) - (iv) above being a "CORPORATE CHANGE"), then the Holder shall thereafter have the right to receive upon conversion, in lieu of the shares of Common Stock otherwise issuable, such shares of stock, securities and/or other property as would have been issued or payable in such Corporate Change with respect to or in exchange for the number of shares of Common Stock which would have been issuable upon conversion had such Corporate Change not taken place (without giving effect to the limitations contained in Article VIII), and in any such case, appropriate provisions (in form and substance reasonably satisfactory to the Majority Holders) shall be made with respect to the rights and interests of the Holder hereunder to the end that the economic value of this Note are in no way diminished by such Corporate Change and that the provisions hereof (including, without limitation, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is not the Borrower, an immediate adjustment of the Conversion Price so that the Conversion Price immediately after the Corporate Change reflects the same relative value as compared to the value of the surviving entity's common stock that existed between the Conversion Price and the value of the Borrower's Common Stock immediately prior to such Corporate Change) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the conversion thereof. The Borrower shall not effect any Corporate Change unless (i) each Holder has received written notice of such transaction at least 45 days prior thereto, but in no event later than 15 days prior to the record date for the determination of stockholders entitled to vote with respect thereto, and (ii) the resulting successor or acquiring entity (if not the Borrower) assumes by written instrument (in form and substance reasonable satisfactory to the Holder) the obligations under this Note (including, without limitation, the obligation to make interest payments accrued but unpaid through the date of such consolidation, merger or sale and accruing thereafter). The above provisions shall apply regardless of whether or not there would have been a sufficient number of shares of Common Stock authorized and available for issuance upon conversion of this Note as of the date of such transaction, and shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

         C. Distributions. If, at any time after the Issuance Date, the Borrower shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise (including any dividend or distribution to the Borrower's stockholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a "DISTRIBUTION"), then the Holder shall be entitled, upon any conversion of this Note after the date of record for determining stockholders entitled to such Distribution (or if no such record is taken, the date on which such Distribution is declared or made), to receive the amount of such assets which would have been payable to the Holder with respect to the shares of Common Stock issuable upon such conversion (without giving effect to the limitations contained in Article
VIII) had the Holder been the holder of such shares of Common Stock on the record date for the determination of stockholders entitled to such Distribution (or if no such record is taken, the date on which such Distribution is declared or made).

         D. Convertible Securities and Purchase Rights. If, at any time after the Issuance Date, the Borrower issues any securities or other instruments which are convertible into or exercisable or exchangeable for Common Stock ("CONVERTIBLE SECURITIES") or options, warrants or other rights to purchase or subscribe for Common Stock or Convertible Securities ("PURCHASE RIGHTS") pro rata to the record holders of the Common Stock, whether or not such Convertible Securities or Purchase Rights are immediately convertible, exercisable or exchangeable, then the Holder shall be entitled, upon any conversion of this Note after the date of record for determining stockholders entitled to receive such Convertible Securities or Purchase Rights (or if no such record is taken, the date on which such Convertible Securities or Purchase Rights are issued), to receive the aggregate number of Convertible Securities or Purchase Rights which the Holder would have received with respect to the shares of Common Stock issuable upon such conversion (without giving effect to the limitations contained in Article VIII) had the Holder been the holder of such shares of Common Stock on the record date for the determination of stockholders entitled to receive such Convertible Securities or Purchase Rights (or if no such record is taken, the date on which such Convertible Securities or Purchase Rights were issued). If the right to exercise or convert any such Convertible Securities or Purchase Rights would expire in accordance with their terms prior to the conversion of this Note, then the terms of such Convertible Securities or Purchase Rights shall provide that such exercise or convertibility right shall remain in effect until 30 days after the date the Holder receives such Convertible Securities or Purchase Rights pursuant to the conversion hereof.

         E.       Dilutive Issuances.

                  (i) Adjustment Upon Dilutive Issuance. If, at any time after the Issuance Date, the Borrower issues or sells, or in accordance with subparagraph (ii) of this Article VI.E is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share less than the Conversion Price on the date of issuance or sale (or deemed issuance or sale) (a "DILUTIVE ISSUANCE"), then effective immediately upon the Dilutive Issuance, the Conversion Price shall be adjusted so as to equal an amount determined by multiplying such Conversion Price by the following fraction:

                                  N(0) + N(1)
                                 --------------
                                  N(0) + N(2)

                  where:

                  N(0) = the number of shares of Common Stock outstanding immediately prior to the issuance, sale or deemed issuance or sale of such additional shares of Common Stock in such Dilutive Issuance (without taking into account any shares of Common Stock issuable upon conversion, exchange or exercise of any Convertible Securities or Purchase Rights, including the Notes and Warrants);

                  N(1) = the number of shares of Common Stock which the aggregate consideration, if any, received or receivable by the Borrower for the total number of such additional shares of Common Stock so issued, sold or deemed issued or sold in such Dilutive Issuance (which, in the case of a deemed issuance or sale, shall be calculated in accordance with subparagraph (ii) below) would purchase at the Conversion Price in effect immediately prior to such Dilutive Issuance; and

                  N(2) = the number of such additional shares of Common Stock so issued, sold or deemed issued or sold in such Dilutive Issuance.

Notwithstanding the foregoing, no adjustment shall be made pursuant to this Paragraph E if such adjustment would result in an increase in the Conversion Price.

                  (ii) Effect on Conversion Price of Certain Events. For purposes of determining the adjusted Conversion Price under subparagraph (i) of this Article VI.E, the following will be applicable:

                           (a)      Issuance of Purchase Rights. If the Borrower
issues or sells any Purchase Rights, whether or not immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Purchase Rights (and the price of any conversion of Convertible Securities, if applicable) is less than the Conversion Price in effect on the date of issuance or sale of such Purchase Rights, then the maximum total number of shares of Common Stock issuable upon the exercise of all such Purchase Rights (assuming full conversion, exercise or exchange of Convertible Securities, if applicable) shall, as of the date of the issuance or sale of such Purchase Rights, be deemed to be outstanding and to have been issued and sold by the Borrower for such price per share. For purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon the exercise of such Purchase Rights" shall be determined by dividing (A) the total amount, if any, received or receivable by the Borrower as consideration for the issuance or sale of all such Purchase Rights, plus the minimum aggregate amount of additional consideration, if any, payable to the Borrower upon the exercise of all such Purchase Rights, plus, in the case of Convertible Securities issuable upon the exercise of such Purchase Rights, the minimum aggregate amount of additional consideration payable upon the conversion, exercise or exchange thereof (determined in accordance with the calculation method set forth in subparagraph (ii)(b) of this
Article VI.E) at the time such Convertible Securities first become convertible, exercisable or exchangeable, by (B) the maximum total number of shares of Common Stock issuable upon the exercise of all such Purchase Rights (assuming full conversion, exercise or exchange of Convertible Securities, if applicable). No further adjustment to the Conversion Price shall be made upon the actual issuance of such Common Stock upon the exercise of such Purchase Rights or upon the conversion, exercise or exchange of Convertible Securities issuable upon exercise of such Purchase Rights.

                           (b)      Issuance of Convertible Securities. If the
Borrower issues or sells any Convertible Securities, whether or not immediately convertible, exercisable or exchangeable, and the price per share for which Common Stock is issuable upon such conversion, exercise or exchange is less than the Conversion Price in effect on the date of issuance or sale of such Convertible Securities, then the maximum total number of shares of Common Stock issuable upon the conversion, exercise or exchange of all such Convertible Securities shall, as of the date of the issuance or sale of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Borrower for such price per share. If the Convertible Securities so issued or sold do not have a fluctuating conversion or exercise price or exchange ratio, then for the purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon such conversion, exercise or exchange" shall be determined by dividing (A) the total amount, if any, received or receivable by the Borrower as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Borrower upon the conversion, exercise or exchange thereof (determined in accordance with the calculation method set forth in this subparagraph (ii)(b) of this Article VI.E) at the time such Convertible Securities first become convertible, exercisable or exchangeable, by (B) the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities. If the Convertible Securities so issued or sold have a fluctuating conversion or exercise price or exchange ratio (a "VARIABLE RATE CONVERTIBLE SECURITY"), then for purposes of the next preceding sentence, the "price per share for which Common Stock is issuable upon such conversion, exercise or exchange" shall be deemed to be the lowest price per share which would be applicable (assuming all holding period and other conditions to any discounts contained in such Variable Rate Convertible Security have been satisfied) if the conversion price of such Variable Rate Convertible Security on the date of issuance or sale thereof was seventy-five percent (75%) of the actual conversion price on such date (the "ASSUMED VARIABLE MARKET PRICE"), and, further, if the conversion price of such Variable Rate Convertible Security at any time or times thereafter is less than or equal to the Assumed Variable Market Price last used for making any adjustment under this Article VI.E with respect to any Variable Rate Convertible Security, the Conversion Price in effect at such time shall be readjusted to equal the Conversion Price which would have resulted if the Assumed Variable Market Price at the time of issuance of the Variable Rate Convertible Security had been seventy-five percent (75%) of the actual conversion price of such Variable Rate Convertible Security existing at the time of the adjustment required by this sentence. No further adjustment to the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion, exercise or exchange of such Convertible Securities.

                           (c)      Change in Option Price or Conversion Rate.
If there is a change at any time in (A) the amount of additional consideration payable to the Borrower upon the exercise of any Purchase Rights; (B) the amount of additional consideration, if any, payable to the Borrower upon the conversion, exercise or exchange of any Convertible Securities; or (C) the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for Common Stock (in each such case, other than under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such change shall be readjusted to the Conversion Price which would have been in effect at such time had such Purchase Rights or Convertible Securities still outstanding provided for such changed additional consideration or changed conversion, exercise or exchange rate, as the case may be, at the time initially issued or sold.

                           (d)      Calculation of Consideration Received. If
any Common Stock, Purchase Rights or Convertible Securities are issued or sold for cash, the consideration received therefor will be the amount received by the Borrower therefor. In case any Common Stock, Purchase Rights or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, including in the case of a strategic or similar arrangement in which the other entity will provide services to the Borrower, purchase services from the Borrower or otherwise provide intangible consideration to the Borrower, the amount of the consideration other than cash received by the Borrower (including the net present value of the consideration expected by the Borrower for the provided or purchased services) shall be the fair market value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Borrower will be the Closing Sales Price thereof as of the date of receipt. In case any Common Stock, Purchase Rights or Convertible Securities are issued in connection with any merger or consolidation in which the Borrower is the surviving corporation, the amount of consideration therefor will be deemed to be the fair market value of such portion of the net assets and business of the non-surviving Borrower as is attributable to such Common Stock, Purchase Rights or Convertible Securities, as the case may be. Notwithstanding anything else herein to the contrary, if Common Stock, Purchase Rights or Convertible Securities are issued or sold in conjunction with each other as part of a single transaction or in a series of related transactions, the Holder may elect to determine the amount of consideration deemed to be received by the Borrower therefor by deducting the fair value of any type of securities (the "DISREGARDED SECURITIES") issued or sold in such transaction or series of transactions. If the Holder makes an election pursuant to the immediately preceding sentence, no adjustment to the Conversion Price shall be made pursuant to this Article VI.E for the issuance of the Disregarded Securities or upon any conversion, exercise or exchange thereof. For example, if the Borrower were to issue convertible notes having a face value of $1,000,000 and warrants to purchase shares of Common Stock at an exercise price equal to the market price of the Common Stock on the date of issuance of such warrants in exchange for $1,000,000 of consideration, the fair value of the warrants would be subtracted from the $1,000,000 of consideration received by the Borrower for the purposes of determining whether the shares of Common Stock issuable upon conversion of the convertible notes shall be deemed to be issued at a price per share below the Conversion Price then in effect and, if so, for purposes of determining any adjustment to the Conversion Price hereunder as a result of the issuance of the convertible notes. The Borrower shall calculate, using standard commercial valuation methods appropriate for valuing such assets, the fair market value of any consideration other than cash or securities; provided, however, that if the Holder does not agree to such fair market value calculation within three business days after receipt thereof from the Borrower, then such fair market value shall be determined in good faith by an investment banker or other appropriate expert of national reputation selected by the Borrower and reasonably acceptable to the Holder, with the costs of such appraisal to be borne by the Borrower.

                           (e)      Issuances Pursuant to Existing Securities.
If the Borrower issues (or becomes obligated to issue) shares of Common Stock pursuant to any antidilution or similar adjustments (other than as a result of stock splits, stock dividends and the like) contained in any Convertible Securities or Purchase Rights outstanding as of the date hereof but not included in Section 3(c) of the Disclosure Schedule to the Securities Purchase Agreement, then all shares of Common Stock so issued shall be deemed to have been issued for no consideration. If the Borrower issues (or becomes obligated to issue) shares of Common Stock pursuant to any antidilution or similar adjustments contained in any Convertible Securities or Purchase Rights included in Section 3(c) of the Disclosure Schedule to the Securities Purchase Agreement as a result of the issuance of the Notes or Warrants and the number of shares that the Borrower issues (or is obligated to issue) as a result of such initial issuance exceeds the amount specified in Section 3(c) of the Disclosure Schedule to the Securities Purchase Agreement, such excess shares shall be deemed to have been issued for no consideration.

                  (iii) Limitation on Adjustments for Dilutive Issuances. Notwithstanding the foregoing or any other provision of this Note to the contrary, in no event shall the Conversion

Price be adjusted as a result of a Dilutive Issuance to the extent (but only to the extent) that such adjustment would result in this Note, together with all other Notes (including PIK Notes and any portions of any Notes that have already been converted into Common Stock) and all Warrants (including any Warrants that have already been exercised for Common Stock), being convertible into and exercisable for more than an aggregate of 1,947,990 shares of Common Stock. In the event that any Dilutive Issuance would result in an adjustment to the Conversion Price of the Notes and such adjustment is limited by operation of this Paragraph E(iii), such adjustment shall be allocated pro rata among the Notes then outstanding. In the event that any Dilutive Issuance would result in an adjustment to both the Conversion Price of the Notes and the Exercise Price of the Warrants and such adjustment is limited by operation of this Paragraph E(iii), such adjustment shall first be made to the Conversion Price of the Notes to the maximum extent possible within the limitations of this Paragraph E(iii) (allocated pro rata in accordance with the foregoing sentence), and only if such adjustment has been made in full shall any adjustments be made to the Exercise Price of the Warrants (subject to any similar limitations set forth therein).

         F. Exceptions to Adjustment of Conversion Price. Notwithstanding the foregoing, no adjustment to the Conversion Price shall be made upon (i) the issuance of Common Stock upon the exercise or conversion of any Convertible Securities or Purchase Rights outstanding on the Issuance Date and disclosed in
Section 3(c) of the Disclosure Schedule to the Securities Purchase Agreement in accordance with the terms of such Convertible Securities and Purchase Rights as of such date; (ii) the grant of options to purchase Common Stock, with exercise prices not less than the market price of the Common Stock on the date of grant, or the grant of restricted shares of Common Stock, in each case which are issued to employees, officers, directors or consultants of the Borrower for the primary purpose of soliciting or retaining their employment or service pursuant to an equity compensation plan approved by the Borrower's Board of Directors, and the issuance of shares of Common Stock upon the exercise thereof; (iii) the issuance of securities pursuant to a bona fide underwritten public offering; or (iv) the issuance of shares of Common Stock upon conversion of the Notes or the exercise of the Warrants; (v) the issuance of securities in a bona fide business acquisition; or (vi) the issuance of securities in connection with a strategic business partnership with an oil and gas company, the primary purpose of which, in the reasonable judgment of the Borrower's Board of Directors, is not to raise additional capital.

         G. Other Action Affecting Conversion Price. If, at any time after the Issuance Date, the Borrower takes any action affecting the Common Stock that would be covered by Article VI.A through E, but for the manner in which such action is taken or structured, which would in any way diminish the value of the Notes, then the Conversion Price shall be adjusted in such manner as the Board of Directors of the Borrower shall in good faith determine to be equitable under the circumstances.

         H. Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Article VI amounting to a more than one percent (1%) change in such Conversion Price, or any change in the number or type of stock, securities and/or other property issuable upon conversion of the Notes, the Borrower, at its expense, shall promptly compute such adjustment or readjustment or change and prepare and furnish to the Holder a certificate setting forth such adjustment or readjustment or change and showing in detail the facts upon which such adjustment or readjustment or change is based. The Borrower shall, upon the written request at any time of the Holder, furnish to the Holder a like certificate setting forth (i) such adjustment or readjustment or change,
(ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of the Notes.

                                  ARTICLE VII
                    CONSENT RIGHTS; NOTICE OF CERTAIN ACTIONS

         A. Consent Rights. So long as any Notes are outstanding, the Borrower shall not take any of the following corporate actions (whether by merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent) of the Majority Holders:

                  (i) alter or change the rights, preferences or privileges of the Notes;

                  (ii)     issue any additional Notes other than PIK Notes;

                  (iii) redeem, repurchase or otherwise acquire, or declare or pay any cash dividend or distribution on, any securities of the Borrower, except pursuant to any equity compensation plan approved by the Borrower's Board of Directors;

                  (iv) issue any debt securities or incur any indebtedness that would have priority over the Notes upon liquidation of the Borrower (except for borrowings under the Borrower's existing credit facility with KeyBank N.A. and any renewal, refinancing or replacement of such facility not involving an increase in the principal amount thereof, an increase in the interest rate due thereon or a change in any other material term thereof), or redeem, repurchase, prepay or otherwise acquire any outstanding debt securities or indebtedness of the Borrower, except as expressly required by the terms of such securities or indebtedness;

                  (v) enter into any agreement, commitment, understanding or other arrangement to take any of the foregoing actions; or

                  (vi) cause or authorize any subsidiary of the Borrower to engage in any of the foregoing actions.

Notwithstanding the foregoing, no change pursuant to this Article VII shall be effective to the extent that, by its terms, it applies to less than all of the Holders of the Notes then outstanding.

         B. Approval of Certain Transactions. In the event that the Borrower desires to enter into any transaction that would result in (i) the sale, conveyance or disposition of all or substantially all of its assets (the presentation of any such transaction for stockholder approval being conclusive evidence that such transaction involves the sale of all or substantially all of the assets of the Borrower), or (ii) the merger or consolidation of the Borrower with or into any person or entity, which results in either (a) the holders of the voting securities of the Borrower immediately prior to such transaction holding or having the right to direct the voting of fifty percent (50%) or less of the total outstanding voting securities of the Borrower or such other surviving or acquiring person or entity immediately following such transaction or (b) the members of the board of directors or other governing body of the Borrower comprising fifty percent (50%) or less of the members of the board of directors or other governing body of the Borrower or such other surviving or acquiring person or entity immediately following such transaction, then the Borrower shall be permitted to seek the approval of the Holder for such transaction in advance of its entering into such transaction, and if the Holder so approves the transaction and the Borrower enters into and consummates such transaction within 90 days following such approval on terms no less favorable to the Borrower than those presented to the Holder for purposes of obtaining such approval, then such transaction shall not constitute an Event of Default under Section V.A(viii).

         C. Notice Rights. In addition to the foregoing consent rights, the Borrower shall provide the Holder with prior notification of any meeting of the stockholders (and copies of proxy materials and other information sent to stockholders). If the Borrower takes a record of its stockholders for the purpose of determining stockholders entitled to (i) receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation or recapitalization) any share of any class or any other securities or property, or to receive any other right, or (ii) to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Borrower, or any proposed merger, consolidation, liquidation, dissolution or winding up of the Borrower, the Borrower shall mail a notice to the Holder, at least 15 days prior to the record date specified therein (or 45 days prior to the consummation of the transaction or event, whichever is earlier, but in no event earlier than public announcement of such proposed transaction), of the date on which any such record is to be taken for the purpose of such vote, dividend, distribution, right or other event, and a brief statement regarding the amount and character of such vote, dividend, distribution, right or other event to the extent known at such time.

                                  ARTICLE VIII
          LIMITATIONS ON CERTAIN CONVERSIONS, REDEMPTIONS AND TRANSFERS

         In no event shall the Borrower issue Common Stock to the Holder in connection with the repayment of this Note pursuant to Article I.B or Mandatory Conversion of this Note pursuant to Article II.C, and in no event shall the Holder have the right to effect an Optional Conversion of this Note into shares of Common Stock or to dispose of this Note to the extent that such repayment, conversion or right to effect such conversion or disposition would result in the Holder and its affiliates together beneficially owning more than 4.99% of the outstanding shares of Common Stock. For purposes of this Article VIII, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder. The restriction contained in this Article VIII may not be altered, amended, deleted or changed in any manner whatsoever unless the holders of a majority of the outstanding shares of Common Stock and the Holder shall approve, in writing, such alteration, amendment, deletion or change. In the event that the Borrower is prohibited from issuing shares of Common Stock in connection with the repayment of this Note pursuant to Article I.B as a result of the operation of this Article VIII, the Borrower shall make such repayment in cash. In the event that the Borrower is prohibited from issuing shares of Common Stock upon a Mandatory Conversion pursuant to Article II.C as a result of the operation of this Article VIII, the Borrower shall pay to the Holder an amount of cash equal to the Closing Sales Price of the

Common Stock on the Conversion Date multiplied by the number of shares of Common Stock that the Borrower is prohibited from issuing as a result of the operation of this Article VIII.

                                   ARTICLE IX
                               CERTAIN DEFINITIONS

         For purposes of this Note, in addition to the other terms defined herein, the following terms shall have the following meanings:

         A. "BUSINESS DAY" means any day, other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law, regulation or executive order to close.

         B. "CLOSING SALES PRICE" means, for any security as of any date, the last sales price of such security on the principal trading market where such security is listed or traded as reported by Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by the Borrower and reasonably acceptable to the Majority Holders if Bloomberg Financial Markets is not then reporting closing bid prices of such security) (in any case, "BLOOMBERG"), or if the foregoing does not apply, the last reported sales price of such security on a national exchange or in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no such price is reported for such security by Bloomberg, the average of the bid prices of all market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc., in each case for such date or, if such date was not a trading day for such security, on the next preceding date which was a trading day. If the Closing Sales Price cannot be calculated for such security as of either of such dates on any of the foregoing bases, the Closing Sales Price of such security on such date shall be the fair market value as reasonably determined by an investment banking firm selected by the Borrower and reasonably acceptable to the Majority Holders, with the costs of such appraisal to be borne by the Borrower.

         C. "COMMON STOCK" means the common stock of the Borrower, no par value per share.

         D. "CONVERSION DATE" means, as applicable, (i) for any Optional Conversion (as defined in Article II.A), the date specified in the notice of conversion in the form attached hereto (the "NOTICE OF CONVERSION"), so long as a copy of the Notice of Conversion is faxed (or delivered by other means resulting in notice) to the Borrower before 11:59 p.m., New York City time, on the Conversion Date indicated in the Notice of Conversion; provided, however, that if the Notice of Conversion is not so faxed or otherwise delivered before such time, then the Conversion Date shall be the date the holder faxes or otherwise delivers the Notice of Conversion to the Borrower; and (ii) for any Mandatory Conversion (as defined in Article II.C), that date specified in the notice delivered to the Holders in the event that such Mandatory Conversion occurs.

         E. "CONVERSION PRICE" means $4.50, and shall be subject to adjustment as provided herein.

         F. "DEFAULT CURE DATE" means, as applicable, (i) with respect to a Conversion Default described in clause (i) of Article IV.A, the date the Borrower effects the conversion of the full amount of this Note being converted,
(ii) with respect to a Conversion Default described in clause (ii) of Article IV.A, the date the Borrower issues freely tradable shares of Common Stock in satisfaction of the conversion of the full amount of this Note being converted in accordance with Article II, or (iii) with respect to either type of a Conversion Default, the date on which the Borrower prepay this Note pursuant to
Article IV.A.

         G. "ISSUANCE DATE" means the date of the closing under the Securities Purchase Agreement, pursuant to which the Borrower issued, and such purchasers purchased, the Notes.

         H. "MAJORITY HOLDERS" means the holders of a majority of the aggregate principal amount and accrued interest represented by the then outstanding Notes.

         I. "REQUIRED CONDITIONS" means all of the following: (i) the registration statement required to be filed by the Borrower pursuant to Section 2(a) of the Registration Rights Agreement shall have been declared effective by the Securities and Exchange Commission (and is not the subject of any stop order or other suspension of effectiveness); (ii) the Closing Sales Price of the Common Stock is greater than 200% of the Conversion Price then in effect for at least twenty (20) consecutive trading days; (iii) all shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants are then (a) authorized and reserved for issuance, (b) registered under the Securities Act for resale by the Holders and (c) listed or traded on any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or the Nasdaq SmallCap Market (or the successor to any of them); (iv) no Event of Default (as defined in Article V.A) shall have occurred without having been cured; and (v) all amounts, if any, then accrued or payable under the Notes (including, without limitation, all interest) or the Registration Rights Agreement shall have been paid.

         J. "TRADING DAY" means any day on which the principal United States securities exchange or trading market where the Common Stock is then listed or traded, is open for trading.

                                    ARTICLE X
                                  MISCELLANEOUS

         A. Failure or Indulgency Not Waiver. No failure or delay on the part of any Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

         B. Lost or Stolen Notes. Upon receipt by the Borrower of (i) evidence of the loss, theft, destruction or mutilation of any Note and (ii) (y) in the case of loss, theft or destruction, of indemnity (without any bond or other security) reasonably satisfactory to the Borrower, or (z) in the case of mutilation, the Note (surrendered for cancellation), the Borrower shall execute and deliver a new Note of like tenor and date. However, the Borrower shall not be obligated to reissue such lost, stolen, destroyed or mutilated Note if the Holder contemporaneously requests the Borrower to convert such Note.

         C. Allocation of Reserved Amount. The initial Reserved Amount shall be allocated pro rata among the Holders of the Notes based on the principal amount of Notes issued to each Holder. Each increase to the Reserved Amount shall be allocated pro rata among the Holders of the Notes based on the principal amount of Notes held by each Holder at the time of the increase in the Reserved Amount. In the event a Holder shall sell or otherwise transfer any of such Holder's Notes, each transferee shall be allocated a pro rata portion of such transferor's Reserved Amount. Any portion of the Reserved Amount which remains allocated to any person or entity which does not hold any Notes shall be allocated to the remaining Holders of the Notes, pro rata based on the principal balance of Notes then held by such Holders.

         D. Quarterly Statements of Available Shares. For each calendar quarter beginning in the quarter in which the initial registration statement required to be filed pursuant to Section 2(a) of the Registration Rights Agreement is declared effective and thereafter for so long as any Notes are outstanding, the Borrower shall deliver (or cause its transfer agent to deliver) to the Holder a written report notifying the Holder of any occurrence that prohibits the Borrower from issuing Common Stock upon any conversion. The report shall also specify (i) the total principal amount of Notes outstanding as of the end of such quarter, (ii) the total number of shares of Common Stock issued upon all conversions of Notes prior to the end of such quarter, (iii) the total number of shares of Common Stock which are reserved for issuance upon conversion of the Notes as of the end of such quarter and (iv) the total number of shares of Common Stock which may thereafter be issued by the Borrower upon conversion of the Notes before the Borrower would exceed the Reserved Amount. The Borrower (or its transfer agent) shall use its best efforts to deliver the report for each quarter to the Holder prior to the tenth day of the calendar month following the quarter to which such report relates. In addition, the Borrower (or its transfer agent) shall provide, as promptly as practicable following delivery to the Borrower of a written request by the Holder, any of the information enumerated in clauses (i) - (iv) of this Paragraph D as of the date of such request.

         E. Status as Stockholder. Upon submission of a Notice of Conversion by the Holder, (i) the shares covered thereby (other than the shares, if any, which cannot be issued because their issuance would exceed the Holder's allocated portion of the Reserved Amount) shall be deemed converted into shares of Common Stock and (ii) the Holder's rights as a holder of such converted Note shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to the Holder because of a failure by the Borrower to comply with the terms of this Note. Notwithstanding the foregoing, if the Holder has not received certificates for all shares of Common Stock prior to the sixth business day after the expiration of the Delivery Period with respect to a conversion of this Note for any reason, then (unless the Holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Borrower within five business days after the expiration of such six business day period after expiration of the Delivery Period) the Holder shall regain the rights of a holder of this Note and the Borrower shall, as soon as practicable, return such unconverted Note to the Holder. In all cases, the Holder shall retain all of its rights and remedies for the Borrower's failure to convert this Note.

         F. Remedies Cumulative. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the

Holder's right to pursue actual damages for any failure by the Borrower to comply with the terms of this Note. The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Borrower therefore agrees, in the event of any such breach or threatened breach, that the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

         G. Waiver. Notwithstanding any provision in this Note to the contrary, any provision contained herein and any right of the Holder granted hereunder may be waived as to all Notes (and the Holders thereof) upon the written consent of the Majority Holders, unless a higher percentage is required by applicable law, in which case the written consent of the Holders of not less than such higher percentage of Notes shall be required.

         H. Notices. Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally, by responsible overnight carrier or by confirmed facsimile, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by responsible overnight carrier or confirmed facsimile, in each case addressed to a party. The addresses for such communications are:

                  (i)      if to the Borrower, to:

                           Daugherty Resources, Inc.
                           120 Prosperous Place, Suite 201
                           Lexington, Kentucky  40509
                           Telephone: (859) 263-3948
                           Facsimile: (859) 263-4228
                           Attention: William Daugherty, President

                  (ii) if to the Holder, to the address set forth under the Holder's name on the execution page to the Securities Purchase Agreement, or such other address as may be designated in writing hereafter, in the same manner, by such person.

         I. Amendment Provision. This Note and any provision hereof may be amended only by an instrument in writing signed by the Borrower and the Holder.

         J. Assignability. This Note shall be binding upon the Borrower and its successors and assigns and shall inure to the benefit of the Holder and its successors and assigns. Notwithstanding anything to the contrary contained in this Note or the Transaction Documents, this Note may be pledged and all rights of the Holder under this Note may be assigned to any affiliate or to any other person or entity without the consent of the Borrower.

         K. Cost of Collection. If an Event of Default occurs hereunder, the Borrower shall pay the Holder hereof costs of collection, including reasonable attorneys' fees.

         L. Governing Law; Jurisdiction. This Note shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware. The Borrower irrevocably consents to the jurisdiction of the United States federal courts and the state courts located in the County of New Castle, State of Delaware, in any suit or proceeding based on or arising under this Note and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts. The Borrower irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding in such forum. The Borrower further agrees that service of process upon the Borrower mailed by first class mail shall be deemed in every respect effective service of process upon the Borrower in any such suit or proceeding. Nothing herein shall affect the right of the Holder to serve process in any other manner permitted by law. The Borrower agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

         M. Denominations. At the request of the Holder, upon surrender of this Note, the Borrower shall promptly issue new Notes in the aggregate outstanding principal amount hereof, in the form hereof, in such denominations of at least $25,000 as the Holder shall request.

         N. Certain Waivers. The Borrower and each endorser hereby waive presentment, notice of nonpayment or dishonor, protest, notice of protest and all other notices in connection with the delivery, acceptance, performance, default or enforcement of payment of this Note, and hereby waive all notice or right of approval of any extensions, renewals, modifications or forbearances which may be allowed.

         O. Severability. If any provision of this Note shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Note or the validity or enforceability of this Note in any other jurisdiction.

         P. Maximum Interest Rate. If the effective interest rate on this Note would otherwise violate any applicable usury law, then the interest rate shall be reduced to the maximum permissible rate and any payment received by the Holder in excess of the maximum permissible rate shall be treated as a prepayment of the principal of this Note.

                  [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

         IN WITNESS WHEREOF, the Borrower has caused this Note to be executed by its duly authorized officer as of the date first written above.

                                        DAUGHERTY RESOURCES, INC.

                                        By:________________________________
                                        Name:
                                        Title:

             [SIGNATURE PAGE TO SECURED CONVERTIBLE PROMISSORY NOTE]

                                                                       EXHIBIT A
                          NOTICE OF OPTIONAL CONVERSION

To:      Daugherty Resources, Inc.
         120 Prosperous Place, Suite 201
         Lexington, Kentucky  40509
         Facsimile: (859) 263-4228
         Attention: William Daugherty, President

The undersigned hereby irrevocably elects to convert $____________ of the outstanding principal balance of, and accrued interest on, the Note (the "CONVERSION"), into shares of common stock ("COMMON STOCK") of Daugherty Resources, Inc. (the "CORPORATION") according to the conditions of the 7% Convertible Promissory Note dated September 5, 2003 (the "NOTE"), as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of the Note is attached hereto (or evidence of loss, theft or destruction thereof).

Except as may be provided below, the Corporation shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee (which is ________________) with DTC through its Deposit Withdrawal Agent Commission System ("DTC TRANSFER").

In the event of partial exercise, please reissue an appropriate Note(s) for the principal balance which shall not have been converted.

The undersigned acknowledges and agrees that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the Note have been or will be made only pursuant to an effective registration of the transfer of the Common Stock under the Securities Act of 1933, as amended (the "ACT"), or pursuant to an exemption from registration under the Act.

Check Box if Applicable:

[ ] In lieu of receiving the shares of Common Stock issuable pursuant to this Notice of Conversion by way of DTC Transfer, the undersigned hereby requests that the Corporation issue and deliver to the undersigned or its nominee (if applicable) physical certificates representing such shares of Common Stock.

                                    Date of Conversion:_________________________

                                    Applicable Conversion Price:________________

                                    Number of Shares of
                                    Common Stock to be Issued:__________________

                                    Signature:__________________________________

                                    Name:_______________________________________

                                    Address:____________________________________